Exhibit 10.2
AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT
     This Amendment No. 1 (this “Amendment”) to the Change in Control Agreement (the “Change in Control Agreement”), dated as of                     , by and between                      (“Executive”) and Iomai Corporation (the “Company”), is made and entered into as of May 12, 2008, by and between the Executive and the Company. Capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the Change in Control Agreement.
WITNESSETH:
     WHEREAS, in accordance with Section 8 of the Change in Control Agreement, the Executive and the Company desire to amend certain provisions of the Change in Control Agreement, as set forth below.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Amendment to Section 1(a). Section 1(a) of the Change in Control Agreement is hereby amended and restated in its entirety as follows:

“(a) Entitlement to Severance Benefits.

(i) If during that period starting on the date of a Change in Control and ending on the first anniversary of the Change in Control, the Company terminates Executive’s employment without Cause, or if Executive terminates his employment for Good Reason, (x) the Company will pay to Executive, within 10 days of such termination, in one lump sum, an amount equal to the sum of (A) his annual base salary in effect immediately prior to the termination (or, if his base salary has been reduced within sixty (60) days of the termination or at any time after the Change in Control, his base salary in effect prior to the reduction) and (B) the higher of (i) his target incentive bonus for the year in which such termination occurs or (ii) his actual incentive bonus for the last full year preceding the year in which such termination occurs, and (y) if Executive elects pursuant to COBRA (§4980B under the Internal Revenue Code) to continue coverage under the Company’s health and/or dental plans, the Company shall pay the premiums for Executive (and, where applicable, Executive’s dependents) for a period of twelve (12) months from the date of termination, provided that Executive remains eligible under COBRA to continue coverage under such plans.

(ii) If after the date of a Change in Control, the Company terminates Executive’s employment without Cause, or if Executive terminates his employment for Good Reason, all of Executive’s unvested employee stock options which were granted prior to or in connection with the Change in Control, shall immediately vest and become exercisable.”

2.	Amendment to Section 5. Section 5 of the Change in Control Agreement is hereby amended so that the reference to “Section 2” in the first sentence of Section 5 is replaced by “Section 1”.

3.	Consent. The Executive and the Company acknowledge and agree that the execution of Voting Agreements, in the form provided to the Executive, by and between Intercell AG and holders of over 40% of the Company’s outstanding common stock, par value $.01 per share, on or about May 12, 2008, shall not, in and of itself, be deemed a “Change in Control” for purposes of the Change in Control Agreement or this Amendment.

4.	Full Force and Effect. Except as modified, amended and supplemented above, all rights, terms and conditions of the Change in Control Agreement shall remain in full force and effect.

5.	Effect of Amendment. This Amendment is an amendment to the Change in Control Agreement. Unless the context of this Amendment otherwise requires, the Change in Control Agreement and this Amendment shall be read together and shall have the effect as if the provisions of the Change in Control Agreement and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Change in Control Agreement to the “Change in Control Agreement,” “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Change in Control Agreement shall mean the Change in Control Agreement as amended by this Amendment.

6.	Governing Law. Regardless of the choice of law provisions of the State of Delaware or any other jurisdiction, the parties agree that this Amendment shall be otherwise interpreted, enforced and governed by federal laws and the laws of the State of Delaware.

7.	Counterparts. This Amendment may be executed in counterparts, and when so executed, each counterpart shall be deemed an original, and said counterparts together shall constitute one and the same instrument.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

By:
[Executive]

IOMAI CORPORATION

By:
Name: Stanley C. Erck
Title: Chief Executive Officer

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